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                                                                    EXHIBIT 23.4

                             CONSENT OF AUDIHISPANA

    We consent to the incorporation by reference in the registration statement on Form S-3 of Owens-Illinois, Inc. for the registration of $4 billion of debt securities, preferred stock and common stock of our report dated February 5, 1997 with respect to the consolidated financial statements of Vidrieria Rovira, S.A. as of and for the year ended December 28, 1996, which report appears in the Form 8-K/A of Owens-Illinois, Inc. dated May 9, 1997.

                                          AUDIHISPANA

                                          /s/ Alberto Ribas
                                          --------------------------------------
                                          Alberto Ribas
                                          Partner

Barcelona
6 March, 1998